As filed with the Securities and Exchange Commission on December 10, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTHERN STATES POWER COMPANY

(Exact name of registrant as specified in its charter)

MINNESOTA	41-1967505
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

414 Nicollet Mall
Minneapolis, Minnesota  55401
(612) 330-5500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BENJAMIN G.S. FOWKE III
Vice President and Chief Financial Officer
Northern States Power Company
414 Nicollet Mall
Minneapolis, Minnesota  55401
(612) 330-5500

(Name and address, including zip code, of agent for service)

Copies to:

MICHAEL C. CONNELLY	ROBERT J. JOSEPH
Vice President and General Counsel	Jones Day
Northern States Power Company	77 West Wacker
414 Nicollet Mall	Chicago, Illinois 60601
Minneapolis, Minnesota 55401	(312) 269-4176
(612) 330-5500

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
First Mortgage Bonds Senior Unsecured Debt Securities	$1,500,000,000	100%	$1,500,000,000	$46,500

(1)           Estimated solely for purposes of calculating registration fee.

(2)           Exclusive of accrued interest, if any.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 10, 2007

PROSPECTUS

$1,500,000,000

NORTHERN STATES POWER COMPANY
414 NICOLLET MALL
MINNEAPOLIS, MINNESOTA  55401
(612) 330-5500

FIRST MORTGAGE BONDS

SENIOR UNSECURED DEBT SECURITIES

We may offer for sale, from time to time, up to $1,500,000,000 aggregate principal amount of our first mortgage bonds or senior unsecured debt securities. We may sell our first mortgage bonds or senior unsecured debt securities in one or more series (1) through underwriters or dealers, (2) directly to a limited number of institutional purchasers or (3) through agents. See “Plan of Distribution.”  The particular type of security being sold as well as the amount and terms of the sale of a series of our first mortgage bonds or senior unsecured debt securities will be determined at the time of sale and included in a prospectus supplement that will accompany this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our first mortgage bonds or senior unsecured debt securities. We cannot sell any of these first mortgage bonds or senior unsecured debt securities unless this prospectus is accompanied by a prospectus supplement. That prospectus supplement will include, if applicable:

•                  the names of any underwriters, dealers or agents involved in the distribution of that series of first mortgage bonds or senior unsecured debt securities;

•                  any applicable commissions or discounts and the net proceeds to us from that sale;

•                  the aggregate principal amount and offering price of that series of first mortgage bonds or senior unsecured debt securities;

•                  the rate or rates (or method of calculation) of interest;

•                  the time or times and place of payment of interest;

•                  the maturity date or dates; and

•                  any redemption terms or other specific terms of that series of first mortgage bonds or senior unsecured debt securities.

See “Risk Factors” on page 1 of this prospectus, in any prospectus supplement that will accompany this prospectus and in the documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2007.

As permitted under the rules of the Securities and Exchange Commission, this prospectus incorporates by reference important business and financial information about us that is contained in documents that we file with the Securities and Exchange Commission but that is not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Securities and Exchange Commission at http://www.sec.gov, as well as other sources.

You may also obtain copies of the documents incorporated by reference, without charge, upon written or oral request to the Corporate Secretary, Northern States Power Company, 414 Nicollet Mall, Minneapolis, Minnesota 55401, (612) 330-5500.

For more information, see “Where You Can Find More Information.”

You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information and if given, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

i

RISK FACTORS

Investing in our securities involves risks. Before buying any of our securities, you should carefully consider the risks and other information we include under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 and other documents that we filed with the SEC and that are incorporated by reference in this prospectus. In addition, you should consider any risks and uncertainties that we may include in a prospectus supplement accompanying this prospectus that relates to a specific issue of securities.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,500,000,000. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we filed with the SEC. You should read the registration statement and the related exhibits and schedules for more information about us and our securities. The registration statement and the related exhibits and schedules are also available at the SEC’s Public Reference Room or through its website as described under the caption “Where You Can Find More Information.”

This prospectus provides you with a general description of the first mortgage bonds and senior unsecured debt securities we may offer. Each time we sell first mortgage bonds or senior unsecured debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or amend information contained in this prospectus. You should read this prospectus and the documents it incorporates by reference, the registration statement of which this prospectus forms a part and the related exhibits and schedules filed with the SEC and any prospectus supplement accompanying this prospectus together with the additional information described under the caption “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents it incorporates by reference contain statements that are not historical fact and constitute “forward-looking statements.”  When we use words like “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “should” or similar expressions, or when we discuss our strategy or plans, we are making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. You are cautioned not to rely unduly on any forward-looking statements. Our future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

•                  general economic conditions, including the availability of credit and its impact on capital expenditures and our ability and the ability of our parent, Xcel Energy Inc., or Xcel Energy, and its other subsidiaries to obtain financing on favorable terms;

•                  business conditions in the energy industry;

•                  actions of credit rating agencies;

•                  competitive factors, including the extent and timing of the entry of additional competition in the markets that we serve;

•                  unusual weather;

•                  effects of geopolitical events, including war and acts of terrorism;

•                  state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership;

•                  structures that affect the speed and degree to which competition enters the electric and natural gas markets;

•                  cost and other effects of legal and administrative proceedings, settlements, investigations and claims;

•                  actions of accounting regulatory bodies;

•                  risk factors discussed under the caption “Risk Factors” in this prospectus and in any prospectus supplement relating to the first mortgage bonds or senior unsecured debt securities offered by this prospectus; and

•                  the other risk factors listed from time to time in our reports filed with the SEC.

These risks and uncertainties are discussed in more detail under the captions “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2006, in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 and other documents that we file with the SEC and that are incorporated by reference in this prospectus. You may obtain copies of these documents as described under the caption “Where You Can Find More Information.”

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exhaustive.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

We are “incorporating by reference” the documents that we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made after the date of this prospectus, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until we sell all of the securities offered by this prospectus:

•                  Our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on February 27, 2007;

•                  Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007, June 30, 2007 and September 30, 2007, filed with the SEC on April 30, 2007, July 30, 2007 and October 29, 2007, respectively; and

•                  Our Current Reports on Form 8-K, filed with the SEC on March 19, 2007, June 25, 2007, August 20, 2007, September 21, 2007 and October 1, 2007.

We are not required to, and do not, provide annual reports to holders of our first mortgage bonds or senior unsecured debt securities unless specifically requested by such a holder.

We will provide, without charge, to each person, including any beneficial owner to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request these documents from:

Attn:  Corporate Secretary
Northern States Power Company
414 Nicollet Mall
Minneapolis, Minnesota  55401
(612) 330-5500

OUR COMPANY

We were incorporated in 2000 under the laws of the State of Minnesota. Prior to 2000, our regulated utility operations were conducted by the legal entity now operating under the name Xcel Energy Inc. We are an operating utility engaged in the generation, purchase, transmission, distribution and sale of electricity in Minnesota, North Dakota and South Dakota. We also purchase, transport, distribute and sell natural gas to retail customers and transport customer-owned gas in Minnesota and North Dakota. As of December 31, 2006, we provide electric utility service to approximately 1.4 million customers and gas utility service to approximately 0.5 million customers.

We are a wholly owned subsidiary of Xcel Energy, a Minnesota corporation. Xcel Energy was incorporated under the laws of the State of Minnesota in 1909. Among Xcel Energy’s other subsidiaries are Public Service Company of Colorado, a Colorado corporation, Southwestern Public Service Company, a New Mexico corporation, and Northern States Power Company, a Wisconsin corporation.

We own the following direct subsidiaries:  United Power and Land Company, which holds real estate; and NSP Nuclear Corporation, which holds our interest in the Nuclear Management Company.

Our principal executive offices are located at 414 Nicollet Mall, Minneapolis, Minnesota 55401, and our telephone number is (612) 330-5500.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement relating to the issue of a particular series of first mortgage bonds or senior unsecured debt securities, we intend to use the net proceeds from the sale of the first mortgage bonds or senior unsecured debt securities offered by this prospectus for general corporate purposes, including capital expenditures, repayment of short-term debt and refunding of long-term debt at maturity or otherwise. Our short-term debt aggregated approximately $145 million as of September 30, 2007. The specific allocation of the proceeds of a particular series of the first mortgage bonds or senior unsecured debt securities will be described in the prospectus supplement relating to that series.

RATIO OF CONSOLIDATED EARNINGS TO
CONSOLIDATED FIXED CHARGES

(unaudited)

	Nine Months Ended September	Year Ended December 31,
	30, 2007	2006	2005	2004	2003	2002
Ratio of consolidated earnings to consolidated fixed charges (1)	3.4	3.3	3.2	3.2	2.8	3.3

(1)          Included in the ratio of consolidated earnings to consolidated fixed charges for the nine months ended September 30, 2007 and the year ended December 31, 2006 are $6.7 million and $4.1 million, respectively, of payments made pursuant to a purchased power agreement that was accounted for as an operating lease. These payments relate to a Minnesota electric generating facilities that became operational in June 2006.

For purposes of computing the ratio of consolidated earnings to consolidated fixed charges, (i) earnings consist of income from continuing operations plus fixed charges, federal and state income taxes, deferred income taxes and investment tax credits and less undistributed equity in earnings of unconsolidated investees and (ii) fixed charges consist of interest on long-term debt, other interest charges, the interest component on leases and amortization of debt discount, premium and expense.

DESCRIPTION OF THE FIRST MORTGAGE BONDS

The description below contains a summary of selected provisions of the indenture, including supplemental indentures, under which the first mortgage bonds will be issued. This summary is not complete. The indenture and the form of supplemental indenture applicable to the first mortgage bonds have been filed as exhibits to the registration statement of which this prospectus constitutes a part. You should read them for provisions that may be important to you. In the summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

We are not required to issue future issues of indebtedness under the indenture described below. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness not issued under this prospectus.

The first mortgage bonds will be represented either by global securities registered in the name of The Depository Trust Company, or DTC, as depository, or Depository, or its nominee, or by securities in certificated form issued to the registered owners, as set forth in the applicable prospectus supplement. See the information under the caption “Book-Entry System” in this prospectus.

General

We may issue the first mortgage bonds from time to time in one or more new series under the Supplemental and Restated Trust Indenture dated May 1, 1988, which we refer to as the Restated Indenture, as previously supplemented by 20 supplemental trust indentures and as to be supplemented by one or more new supplemental indentures for the first mortgage bonds, which we collectively refer to as the Mortgage Indenture, all from us to The Bank of New York Trust Company, N.A., as successor trustee, which we refer to as the Mortgage Trustee. The Mortgage Indenture will govern the first mortgage bonds offered by this prospectus. As of September 30, 2007, there were 11 series of first mortgage bonds in an aggregate principal amount of approximately $2.2 billion outstanding under the Mortgage Indenture.

The holders of the outstanding first mortgage bonds do not, and, unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, the holders of any first mortgage bonds offered by this prospectus will not, have the right to require us to repurchase the first mortgage bonds if we become involved in a highly leveraged or change in control transaction. The Mortgage Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions. However, holders of first mortgage bonds would have the security afforded by the first mortgage lien on substantially all our property as described below under the caption “— Security for the First Mortgage Bonds.”  In addition, any change in control transaction and any incurrence of substantial additional long-term indebtedness, as first mortgage bonds, senior unsecured debt securities or otherwise, by us in a transaction of that nature would require approval of state utility regulatory authorities and, possibly, of federal utility regulatory authorities.

When we offer to sell a particular series of first mortgage bonds, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•                  the title of the series;

•                  any limit on the aggregate principal amount of the series;

•                  the price at which the series will be issued;

•                  the date of maturity of that series;

•                  the date or dates on which we will pay the principal of that series;

•                  the rate or rates at which that series will bear interest or the method of calculating the rate or rates;

•                  the date or dates from which interest will accrue;

•                  the dates on which we will pay interest and the regular record dates for the interest payment dates and the persons to whom we will pay interest if different from the person in whose name the first mortgage bonds of that series are registered on the regular record date;

•                  any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder;

•                  the denominations in which we will issue that series, if other than $1,000 and integral multiples of $1,000;

•                  whether we will issue that series in whole or in part in book-entry form; and

•                  any other terms of that series of first mortgage bonds.

Redemption

The prospectus supplement that describes a particular series of first mortgage bonds will set forth any terms for the optional or mandatory redemption of that particular series.

Security for the First Mortgage Bonds

In the opinion of our counsel, the first mortgage bonds being issued pursuant to this prospectus will be secured equally and ratably with all of our other outstanding first mortgage bonds by a valid and direct first mortgage lien on all of the real and fixed properties, leasehold rights, franchises and permits then owned by us subject only (1) to permitted liens and encumbrances, such as for taxes not delinquent or being contested in good faith, and (2) as to parts of our property, to easements, conditions, restrictions, leases and similar encumbrances that do not affect our use of that property in the usual course of our business, to minor defects in titles that are not material and to defects in titles to properties not essential to our business.

The Mortgage Indenture subjects to the lien of the Mortgage Indenture all of our property, rights and franchises, except as otherwise expressly provided. These provisions might not be effective as to property acquired within 90 days prior and subsequent to the filing of a case by us under the United States Bankruptcy Code. The opinion of counsel does not cover titles to easements for water flowage purposes or rights-of-way for electric and gas transmission and distribution facilities, steam mains and telephone lines. However, we have the power of eminent domain in the states in which we operate.

The Mortgage Indenture allows permitted encumbrances on the mortgaged and pledged property whether now owned or acquired in the future.

Permitted encumbrances include, among others, the following:

•                  permitted liens (liens for taxes not yet delinquent or being contested in good faith, mechanics’, workers’ and other similar liens, and easements and rights of way);

•                  rights of parties to agreements with us relating to property owned or used jointly with that party, provided the rights:

•                  do not materially impair the use of the property in the normal course of our business;

•                  do not materially affect the security provided by the Mortgage Indenture; and

•                  are not inconsistent with the remedies of the Mortgage Trustee upon a completed default;

•                  leases existing on the effective date of the Mortgage Indenture affecting property owned by us on the effective date;

•                  leases that do not interfere in any material respect with the use by us of the property for its intended purpose and that will not have a material adverse impact on the security provided by the Mortgage Indenture;

•                  other leases relating to 5% or less of the sum of our depreciable property and land; and

•                  any mortgage, lien, charge or other encumbrance prior or equal to the lien of the Mortgage Indenture, other than a prepaid lien, existing on the date we acquire the property, provided that on the acquisition date:

•                  no default has occurred and is continuing;

•                  the principal amount secured by that mortgage, lien, charge or encumbrance does not exceed 66 2/3% of the lesser of the cost or fair value of the property; and

•                  the mortgage will apply only to the property originally subject to that mortgage, we will close the mortgage and we will not issue additional indebtedness under that mortgage.

(Section 1.03 of the Restated Indenture.)

The holders of 66 2/3% of the principal amount of first mortgage bonds outstanding may (1) consent to the creation or existence of a prior lien with respect to up to 50% of the sum of our depreciable property and land, after giving effect to the prior lien or (2) terminate the lien of the Mortgage Indenture with respect to up to 50% of the sum of our depreciable property and land. (Section 18.02(e) of the Restated Indenture.)

Sinking Fund Provisions

We currently do not have any outstanding first mortgage bonds that are, and, unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, the first mortgage bonds offered by this prospectus will not be, subject to a sinking fund.

Maintenance Provisions

As a maintenance fund for the first mortgage bonds, we have agreed to pay to the Mortgage Trustee on each May 1 an amount equal to 2.50% of our completed depreciable property as of the end of the preceding calendar year, after deducting credits at our option for the following:

•                  maintenance;

•                  property retirements offset by permanent additions;

•                  retirements of first mortgage bonds; and

•                  amounts of established permanent additions.

(Section 9.01 of the Restated Indenture.)

We may withdraw moneys from the maintenance fund in amounts equal to retirements of first mortgage bonds and permanent additions. Cash on deposit in the maintenance fund may be used for the purchase or redemption of first mortgage bonds. Any redemption of this nature would be at the applicable regular redemption price of the first mortgage bonds to be redeemed and subject to any restrictions on the redemption of that first mortgage bond. (Sections 9.03 and 9.04 of the Restated Indenture).

To the extent that maintenance fund credits exceed 2.50% of completed depreciable property for any year after 1987, such excess credits may be applied in future years (1) to offset any maintenance fund deficiency or (2) to increase the amount of established permanent additions available for use under the Mortgage Indenture. (Section 9.05 of the Restated Indenture.)

We have agreed to maintain our properties in adequate repair, working order and condition. (Section 8.06 of the Restated Indenture.)

Issuance of Additional First Mortgage Bonds

The maximum principal amount of first mortgage bonds that we may issue under the Mortgage Indenture is not limited, except as described below. We may issue additional first mortgage bonds in amounts equal to (1) 66 2/3% of the cost or fair value, whichever is less, of permanent additions after deducting retirements (Article V of the Restated Indenture); (2) retired first mortgage bonds, which have not been otherwise used under the Mortgage Indenture (Article VI of the Restated Indenture); or (3) the amount of cash deposited with the Mortgage Trustee, which cash may be withdrawn on the same basis as additional first mortgage bonds may be issued under clauses (1) and (2) above. (Article VII of the Restated Indenture.)

The first mortgage bonds issued pursuant to this prospectus will be issued under clause (1) or (2) above. At September 30, 2007, the amount of net permanent additions available for the issuance of first mortgage bonds was approximately $7.2 billion, of which $2.3 billion could be used to authenticate the $1.5 billion principal amount of the first mortgage bonds. As of September 30, 2007, $43.1 million of retired first mortgage bonds were available to authenticate up to $43.1 million of first mortgage bonds.

We may not issue any additional first mortgage bonds on the basis of clause (1), clause (2) under specified conditions or clause (3), unless the earnings applicable to bond interest for a specified 12-month period are equal to twice the annual interest requirements on the first mortgage bonds, including those about to be issued, and any obligations secured by prior liens and any indebtedness secured by permitted encumbrances. (Sections 5.04, 6.02 and 7.01 of the Restated Indenture.)  The calculation of earnings applicable to bond interest includes all of our nonutility revenues. (Section 1.03 of the Restated Indenture.)

Permanent additions include the following:

•                  our electric and steam generating, transmission and distribution properties;

•                  our gas storage and distribution properties;

•                  construction work-in-progress;

•                  our fractional and undivided property interests;

•                  property used for providing telephone or other communication services; and

•                  engineering, financial, economic, environmental, geological and legal or other studies, surveys or reports associated with the acquisition or construction of any depreciable property.

(Section 1.03 of the Restated Indenture.)

Assuming that the interest cost on variable rate first mortgage bonds is at the maximum allowable rate, earnings applicable to bond interest for the 12 months ended September 30, 2007 would be 2.06 times the annual interest requirements on our first mortgage bonds, including the first mortgage bonds issued pursuant to this prospectus at an assumed 6.5% interest rate, and any obligations secured by prior liens and any indebtedness secured by permitted encumbrances. Additional first mortgage bonds may vary as to maturity, interest rate, redemption prices and sinking fund, among other things. (Article II of the Restated Indenture.)

Provisions Limiting Dividends on Common Stock

We have agreed that the sum of:

•                  all dividends and distributions on our common stock after the effective date of the Restated Indenture (other than in common stock); and

•                  the amount, if any, by which the considerations given by us for the purchase or other acquisition of our common stock after the effective date exceeds the considerations received by us after the effective date from the sale of common stock will not exceed the sum of:

•                  our retained earnings at the effective date; and

•                  an amount equal to our net income earned after the effective date, after deducting all dividends accruing after the effective date on all classes and series of our preferred stock and after taking into consideration all proper charges and credits to earned surplus made after the effective date.

In computing net income for the purpose of this covenant, we will deduct the amount, if any, by which, after the date commencing 365 days prior to the effective date, the actual expenditures or charges for ordinary repairs and maintenance and the charges for reserves, renewals, replacements, retirements, depreciation and depletion are less than 2.50% of our completed depreciable property. (Section 8.07 of the Restated Indenture.)

Release Provisions

The Mortgage Indenture permits the release from its lien of any property upon depositing or pledging cash or certain other property of comparable fair value. The Mortgage Indenture also permits the following, in each case without any release or consent by the Mortgage Trustee or accountability to the Mortgage Trustee:

•                  the sale or other disposal of securities not pledged under the Mortgage Indenture, contracts, accounts, motor cars and certain equipment and supplies;

•                  the cancellation, change or alteration of leases, rights-of-way and easements;

•                  the surrender and modification of any franchise or governmental consent subject to certain restrictions;

•                  all motor vehicles, vessels and marine equipment, railroad cars, engines and related equipment, airplanes, office furniture and leasehold interests in property owned by third parties; and

•                  the leasing of the property subject to the lien of the Indenture if it does not interfere in any material respect with the use of the property for the purpose for which it is held by us and will not have a material adverse impact on the security afforded by the Mortgage Indenture.

(Article XI of the Restated Indenture.)

Any of the mortgaged and pledged property may be released from the lien of the Mortgage Indenture if, after the release, the fair value of the remaining mortgaged and pledged property equals or exceeds a sum equal to 150% of the aggregate principal amount of first mortgage bonds outstanding. (Section 11.03(k) of the Restated Indenture.)  Upon satisfaction of the requirements set forth in the Mortgage Indenture, this provision would permit us to spin off or otherwise dispose of a substantial amount of assets or a line of business without depositing cash or property with the Mortgage Trustee or obtaining the consent of the bondholders.

Modification of the Mortgage Indenture

With our consent, the provisions of the Mortgage Indenture may be changed by the affirmative vote of the holders of 66 2/3% in principal amount of the first mortgage bonds outstanding except that, among other things, the following may not be done without the consent of the holder of each first mortgage bond so affected:

•                  the maturity of a first mortgage bond may not be extended;

•                  the interest rate may not be reduced;

•                  the terms of payment of principal or interest may not be changed;

•                  no lien ranking prior to or on a parity with the lien of the Mortgage Indenture with respect to any of the property mortgaged or pledged under the Mortgage Indenture may be created;

•                  the security of the lien upon the mortgaged and pledged property for the security of such holder’s bond may not be deprived; and

•                  the required percentage of the holders of first mortgage bonds relating to actions that require their consent may not be changed.

(Section 18.02 of the Restated Indenture.)

Defaults

The following is a summary of events defined in the Mortgage Indenture as completed defaults:

•                  default in payment of principal of any first mortgage bond;

•                  default continued for 90 days in payment of interest on any first mortgage bond;

•                  default in the covenant contained in Section 8.11 of the Restated Indenture regarding bankruptcy, insolvency, assignment or receivership; and

•                  default continued for 90 days after notice in the performance of any other covenant, agreement or condition.

(Section 13.01 of the Restated Indenture.)

Notice of Default. The Mortgage Trustee is required to give notice to bondholders within 90 days after the occurrence of a default, unless the default has been cured before giving its notice; provided that, except in the case of a default resulting from the failure to make any payment of principal or interest on any first mortgage bonds or to make any sinking fund payment, the Mortgage Trustee may withhold the notice if its board of directors, executive committee or a trust committee of directors or responsible officers determines in good faith that withholding the notice is in the interest of the bondholders. (Section 16.02 of the Restated Indenture.)

Acceleration of Maturity. In case of a completed default, either the Mortgage Trustee or the holders of 25% in principal amount of (1) the first mortgage bonds outstanding or (2) the first mortgage bonds affected by the default, may declare the first mortgage bonds due and payable, subject to the right of the holders of a majority of the first mortgage bonds then-outstanding to rescind or annul such action. Further, the Mortgage Trustee is obligated to take the actions provided in the Mortgage Indenture to enforce payment of the first mortgage bonds and the lien of the Mortgage Indenture upon being requested to do so by the holders of a majority in principal amount of the first mortgage bonds. However, the holders of a majority in principal amount of the first mortgage bonds may direct the taking of any of these actions or the refraining from these actions as is not in violation of the law or the Mortgage Indenture. Before taking these actions, the Mortgage Trustee may require adequate indemnity against the costs, expenses and liabilities to be incurred in connection with these actions. (Article XIII of the Restated Indenture.)

Compliance Certificate. We are required to file with the Mortgage Trustee information, documents and reports regarding our compliance with the conditions and covenants of the Mortgage Indenture as may be required by the rules and regulations of the SEC, including a certificate, furnished at least annually, as to our compliance with all of the conditions and covenants under the Mortgage Indenture. (Section 8.18 of the Restated Indenture.)

Other Provisions

Whenever all indebtedness secured by the Mortgage Indenture has been paid, or adequate provision for payment has been made, the Mortgage Trustee will cancel and discharge the Mortgage Indenture. (Article XVII of the Restated Indenture.)  We may deposit with the Mortgage Trustee any combination of cash or government obligations in order to provide for the payment of any series or all of the first mortgage bonds outstanding. The Mortgage Indenture also provides that we must furnish to the Mortgage Trustee officers’ certificates, certificates of an engineer, appraiser or other expert and, in some cases, accountants’ certificates in connection with the authentication of first mortgage bonds, the release or release and substitution of property and some other matters, and opinions of counsel as to the lien of the Mortgage Indenture and some other matters. (Articles IV, V, VI, VII, XI and XVII and Section 20.08 of the Restated Indenture.)

Concerning the Trustee

The Bank of New York Trust Company, N.A., is the Mortgage Trustee under the Mortgage Indenture. We maintain banking relationships with the Mortgage Trustee in the ordinary course of business.

Governing Law

The Mortgage Indenture and first mortgage bonds being issued pursuant to this prospectus are governed by, and construed in accordance with, the laws of the State of Minnesota.

DESCRIPTION OF THE SENIOR UNSECURED DEBT SECURITIES

The description below contains a summary of selected provisions of the indenture, including supplemental indentures, under which the senior unsecured debt securities, which we refer to as debt securities, will be issued. This summary is not complete. The indenture and the form of supplemental indenture applicable to the debt securities have been filed as exhibits to the registration statement of which this prospectus is a part. You should read them for provisions that may be important to you. In the summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

We are not required to issue future issues of indebtedness under the indenture described below. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness not issued under this prospectus.

The debt securities will be represented either by global securities registered in the name of DTC, as Depository, or its nominee, or by securities in certificated form issued to the registered owners, as set forth in the applicable prospectus supplement. See the information under the caption “Book-Entry System” in this prospectus.

General

The debt securities will be issued in one or more new series under the Indenture dated July 1, 1999 between us and Wells Fargo Bank, N.A., (as successor by merger to Norwest Bank Minnesota, National Association) as trustee, which we refer to as the Senior Trustee. This indenture, as previously supplemented by supplemental indentures and as to be supplemented by one or more new supplemental indentures for the debt securities, is referred to in this prospectus as the Senior Indenture. As of September 30, 2007, there was one series of debt securities in an aggregate principal amount of $250 million outstanding under the Senior Indenture.

The holders of the outstanding debt securities do not, and, unless the supplemental indenture that describes a particular series of debt securities provides otherwise with respect to that series, the holders of any debt securities offered by this prospectus will not, have the right to require us to repurchase the debt securities if we become involved in a highly leveraged or change in control transaction. The Senior Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions. However, any change in control transaction and any incurrence of substantial additional long-term indebtedness, as first mortgage bonds, debt securities or otherwise, by us in such a transaction of that nature would require approval of state utility regulatory authorities and, possibly, of federal utility regulatory authorities.

The debt securities will be our senior unsecured obligations and will rank on a parity with our other existing and future senior unsecured indebtedness. In this “Description of the Senior Unsecured Debt Securities,” we refer to securities issued under the Senior Indenture, whether previously issued or to be issued in the future, including the debt securities, as the securities. The amount of securities that we may issue under the Senior Indenture is not limited.

When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•                  the title of the series;

•                  any limit on the aggregate principal amount of the series;

•                  the price at which the series will be issued;

•                  the date of maturity of that series;

•                  the date or dates on which we will pay the principal of that series;

•                  the rate or rates at which that series will bear interest or the method of calculating the rate or rates;

•                  the date or dates from which the interest will accrue;

•                  the dates on which we will pay interest and the regular record dates for the interest payment dates and the persons to whom we will pay interest if different from the person in whose name the debt securities of that series are registered on the regular record date;

•                  any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder;

•                  the denominations in which we will issue that series, if other than $1,000 and integral multiples of $1,000;

•                  whether we will issue that series in whole or in part in book-entry form; and

•                  any other terms of that series of debt securities.

Registration, Transfer and Exchange

Debt securities of any series may be exchanged for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and kind. (Section 2.6 of the Senior Indenture.)

Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, debt securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer) at the office of the Senior Trustee maintained for that purpose and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Senior Indenture. Any transfer or exchange will be effected upon the Senior Trustee’s satisfaction with the documents of title and indemnity of the person making the request. (Sections 2.6 and 2.7 of the Senior Indenture.)

The Senior Trustee will not be required to exchange or register a transfer of any debt securities of a series selected, called or being called for redemption except, in the case of any debt security to be redeemed in part, the portion of that debt security not to be so redeemed. (Section 2.6 of the Senior Indenture.)  See the information under the caption “Book-Entry System.”

Payment and Paying Agents

Principal, interest and premium, if any, on debt securities issued in the form of global securities will be paid in the manner described below under the caption “Book-Entry System.”  Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, interest on debt securities that are in the form of certificated securities will be paid by check mailed to the holder at that person’s address as it appears in the register for the debt securities maintained by the Senior Trustee; however, a holder of $10,000,000 or more of the debt securities having the same interest payment dates will be entitled to receive payments of interest by wire transfer, if appropriate wire transfer instructions have been received by the Senior Trustee on or prior to the applicable record date. (Section 2.12 of the Senior Indenture.)  Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, the principal, interest at maturity and premium, if any, on debt securities in the form of certificated securities will be payable in immediately available funds at the office of the Senior Trustee. (Section 2.12 of the Senior Indenture.)

All monies paid by us to a paying agent for the payment of principal, interest or premium on any debt security that remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us, and the holder of that debt security will thereafter look only to us for payment of that principal, interest or premium. (Section 4.4 of the Senior Indenture.)

Events of Default

The following constitute events of default under the Senior Indenture:

•                  default in the payment of principal and premium, if any, on any security issued under the Senior Indenture when due and payable and continuance of that default for five days;

•                  default in the payment of interest on any security issued under the Senior Indenture when due and continuance of that default for 30 days;

•                  default in the performance or breach of any of our other covenants or warranties in the securities or in the Senior Indenture and the continuation of that default or breach for 90 days after written notice to us as provided in the Senior Indenture; and

•                  specified events of bankruptcy, insolvency or reorganization of our company.

(Section 7.1 of the Senior Indenture.)

If an event of default occurs and is continuing, either the Senior Trustee or the holders of a majority in principal amount of the outstanding securities may declare the principal amount of all securities to be due and payable immediately. At any time after an acceleration of the securities has been declared, but before a judgment or decree of the immediate payment of the principal amount of the securities has been obtained, if we pay or deposit with the Senior Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium that has become due otherwise than by acceleration and all defaults have been cured or waived, then that payment or deposit will cause an automatic rescission and annulment of the acceleration of the securities. (Section 7.1 of the Senior Indenture.)

The Senior Trustee generally will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the holders unless such holders have offered acceptable indemnity to the Senior Trustee. (Section 8.2 of the Senior Indenture.)  The holders of a majority in principal amount of the outstanding securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Trustee, or of exercising any trust or power conferred on the

Senior Trustee, relating to the securities. (Section 7.7 of the Senior Indenture.)  Each holder has the right to institute a proceeding relating to the Senior Indenture, but this right is subject to conditions precedent specified in the Senior Indenture. (Sections 7.4 and 7.7 of the Senior Indenture.)  The Senior Trustee is required to give the holders of the securities notice of the occurrence of a default within 90 days of the default, unless the default is cured or waived. Except in the case of a payment default on any securities, however, the Senior Trustee may withhold notice if it determines in good faith that it is in the interest of holders to do so. (Section 7.8 of the Senior Indenture.)  We are required to deliver to the Senior Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Senior Indenture. (Section 5.5 of the Senior Indenture.)

Modification

We and the Senior Trustee may modify and amend the Senior Indenture from time to time.

We will not need the consent of the holders of the securities for the following types of amendments:

•                  adding to our covenants for the benefit of the holders of the securities or surrendering a right given to us in the Senior Indenture;

•                  adding security for the securities; or

•                  making various other modifications, generally of a ministerial or immaterial nature.

(Section 12.1 of the Senior Indenture.)

We will need the consent of the holders of each outstanding security affected by a proposed amendment if the amendment would cause any of the following to occur:

•                  a change in the maturity date of any security;

•                  a reduction in the interest rate or extension of the time of payment of interest;

•                  a reduction in the principal amount of any security, the premium payable on any security or the amount of principal that could be declared due and payable prior to the stated maturity;

•                  a change in the currency of any payment of principal, premium or interest on any security;

•                  an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any security;

•                  a reduction in the percentage of outstanding securities necessary to consent to the modification or amendment of the Senior Indenture or to waive past defaults; or

•                  a modification in these requirements.

(Section 12.2 of the Senior Indenture.)

Amendments other than those described in the above two paragraphs will require the approval of the holders of a majority in principal amount of the outstanding securities.

Defeasance and Discharge

We may be discharged from all obligations relating to the debt securities and the Senior Indenture (except for specified obligations such as obligations to register the transfer or exchange of securities, replace stolen, lost or mutilated securities and maintain paying agencies) if we irrevocably deposit with the Senior Trustee, in trust for the benefit of holders of securities, money or United States government obligations (or any combination thereof) sufficient to make all payments of principal, premium and interest on the securities on the dates those payments are due. To discharge these obligations, we must deliver to the Senior Trustee an opinion of counsel that the holders of the securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or discharge of the Senior Indenture. If we discharge our obligations as described above, the holders of securities must look only to the funds deposited with the Senior Trustee, and not us, for payments on the securities. (Section 4.1 of the Senior Indenture.)

Consolidation, Merger and Sale of Assets

We will not merge into any other corporation or sell or otherwise transfer all or substantially all our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and premium on all of the securities and our obligation to perform every covenant of the Senior Indenture that we are to perform or observe and we or the successor or transferee corporation, as applicable, are not, immediately following such merger, sale or transfer, in default in the performance of any of those covenants. Upon any merger, sale or transfer of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Senior Indenture with the same effect as if the successor corporation had been named as us in the Senior Indenture, and we will be released from all obligations under the Senior Indenture. Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, the Senior Indenture will define all or substantially all of our assets as being 50% or more of our total assets as shown on our balance sheet as of the end of the prior year and specifically will permit any sale, transfer or conveyance during a calendar year of less than 50% of our total assets without the consent of the holders of the securities. (Sections 11.1 and 11.2 of the Senior Indenture.)

Limitation on Liens

Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, so long as any debt securities are outstanding, we will not create or permit to exist any mortgage, pledge, security interest or other lien, which we collectively refer to as liens, on any of our utility properties or assets, whether we own it now or acquire it later, unless we similarly secure the debt securities and all other securities issued under the Senior Indenture prior to or contemporaneously with the debt securities.

This restriction will not apply to:

•                  any of our subsidiaries;

•                  the Mortgage Indenture securing our first mortgage bonds, or any indenture supplemental to our Mortgage Indenture;

•                  liens on any property existing at the time we acquire the property (or within one year of our acquisition);

•                  purchase money liens; or

•                  any extension, renewal or replacement (or successive extensions, renewals or replacements) of any lien referred to in the clauses listed above.

In addition, this restriction will not apply to the following permitted encumbrances, among others:

•                  the pledge or assignment, in the ordinary course, of electricity, gas, steam or accounts receivable;

•                  liens existing on any property at the time the corporation owning the property merges with us or transfers all or substantially all of its property to us, so long as our board of directors determines that the property is adequate security for the lien; and

•                  liens not otherwise permitted if the total of all permitted encumbrances would not exceed 10% of our tangible net worth.

As described above, these restrictions will limit our ability to incur secured debt, but will not prohibit it entirely. The restrictions will not prevent us from entering into leases in the ordinary course of business. You should be aware that one of those exceptions described above permits us to issue first mortgage bonds in amounts up to the limits described in the Mortgage Indenture. The Mortgage Indenture permits us to issue first mortgage bonds in amounts equal to 66 2/3% of the cost or fair value of permanent additions and up to 100% of retired first mortgage bonds. As of September 30, 2007, the amount of first mortgage bonds that we could issue on the basis of permanent additions exceeded approximately $4.78 billion, and the amount of first mortgage bonds we could issue on the basis of retired bonds was approximately $43.1 million. However, we cannot issue any first mortgage bonds on the basis of permanent additions unless the earnings applicable to bond interest for a specified 12-month period are equal to twice the annual interest requirements on the first mortgage bonds, including those being issued and any obligations secured by prior liens and any indebtedness secured by permanent additions.

Resignation or Removal of Senior Trustee

The Senior Trustee may resign at any time by notifying us in writing and specifying the day upon which the resignation is to take effect. The resignation will not take effect, however, until a successor trustee has been appointed. (Section 8.10 of the Senior Indenture.)

The holders of a majority in principal amount of the outstanding securities may remove the Senior Trustee at any time. In addition, so long as no event of default or event that, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Senior Trustee upon notice to the holder of each security outstanding and appointment of a successor Senior Trustee. (Section 8.10 of the Senior Indenture.)

Concerning the Senior Trustee

Wells Fargo Bank, N.A. is the Senior Trustee. We maintain banking relationships with the Senior Trustee in the ordinary course of business. The Senior Trustee also acts as trustee for securities of some of our affiliates.

BOOK-ENTRY SYSTEM

Each series of first mortgage bonds or debt securities offered by this prospectus may be issued in the form of one or more global first mortgage bonds or global debt securities, as applicable, representing all or part of that series of securities. This means that we will not issue certificates for that series of securities to the holders. Instead, a global security representing that series will be deposited with, or on behalf of, DTC, or its successor as the Depository and registered in the name of the Depository or a nominee of the Depository.

The Depository will keep a computerized record of its participants (for example, your broker) whose clients have purchased securities represented by a global security. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred, except that the Depository, its nominees and their successors may transfer a global security as a whole to one another.

Beneficial interests in global securities will be shown on, and transfers of interests will be made only through, records maintained by the Depository and its participants. The laws of some jurisdictions require that some purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

We will wire principal, interest and any premium payments to the Depository or its nominee. We and the trustee will treat the Depository or its nominee as the owner of the global security for all purposes, including any notices and voting. Accordingly, we, the applicable trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a global security to owners of beneficial interests in a global security.

Unless otherwise specified in the prospectus supplement that describes a particular series of first mortgage bonds or debt securities, DTC will act as Depository for those securities issued as global securities. The securities will be registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, or NSCC, GSCC, MBSCC and EMCC, respectively, also subsidiaries of DTCC, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants and, together with Director Participants, Participants. The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at http://www.dtcc.com or http://www.dtc.org.

Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, or Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the securities within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the global securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions and dividend payments on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by

Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC ) is the responsibility of us or the trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the global securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, securities certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

The global securities will be exchangeable for corresponding certificated securities registered in the name of persons other than DTC or its nominee if (1) DTC (a) notifies us that it is unwilling or unable to continue as depository for any of the global securities or (b) at any time ceases to be a clearing agency registered under the Exchange Act, (2) an event of default occurs and is continuing with respect to the applicable series of first mortgage bonds or debt securities or (3) we execute and deliver to the trustee an order that the global securities will be so exchangeable.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from DTC, and we and any underwriters, dealers or agents are not responsible for the accuracy of the information or for the performance by DTC of its obligations under the rules and procedures governing its operations or otherwise.

Any underwriters, dealers or agents of any securities may be Direct Participants of DTC.

PLAN OF DISTRIBUTION

We intend to sell the securities offered by this prospectus to or through underwriters or dealers, and may also sell the securities directly to other purchasers or through agents, as described in the prospectus supplement relating to an issue of securities.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. Any person who may be deemed to be an underwriter will be identified, and any compensation received from us will be described in the prospectus supplement relating to an issue of securities.

Under agreements into which we may enter in connection with the sale of the securities, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act.

No person has been authorized to give any information or to make any representation not contained in this prospectus and, if given or made, that information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction to any person to whom it is unlawful to make the offer in the jurisdiction. Neither the delivery of this prospectus nor any sale made under this prospectus will, under any circumstances, create any implication that the information in this prospectus is correct as of any time subsequent to the date of this prospectus or that there has been no change in our affairs since that date.

LEGAL OPINIONS

Legal opinions relating to the first mortgage bonds and debt securities offered by this prospectus will be rendered by our counsel, Michael C. Connelly, 414 Nicollet Mall, Minneapolis, Minnesota, and Jones Day, Chicago, Illinois, counsel for our company. Certain legal matters relating to the first mortgage bonds and senior unsecured debt securities will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York, for any underwriters, dealers or agents named in a prospectus supplement. Michael C. Connelly is our Vice President and General Counsel and is the beneficial owner of less than 1% of the common stock of our parent company, Xcel Energy.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II:
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate of the approximate amount of our fees and expenses (other than underwriting discounts and commissions) in connection with the issuance of the first mortgage bonds or debt securities:

Registration fee under the Securities Act of 1933	$46,500	*
Blue Sky fees	20,000
Accountant’s fees and expenses	275,000
Company counsel’s fees and expenses	200,000
Trustee’s fees and expenses	25,000
Rating agencies’ fees and expenses	830,000
Printing and engraving costs	250,000
Mortgage registration	3,300,000
Miscellaneous	53,500
Total fees and expenses	$5,000,000

*       All items are estimated except the first

Item 15. Indemnification of Director and Officers.

Section 302A.521 of the Minnesota Statutes permits indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations. Pursuant to authorization contained in the registrant’s Articles of Incorporation, as amended, Article 6 of the registrant’s Bylaws contains provisions for indemnification of its directors and officers consistent with the provisions of Section 302A.521 of the Minnesota Statutes.

The registrant has obtained insurance policies indemnifying it and its directors and officers against certain civil liabilities and related expenses.

Item 16. Exhibits.

Exhibit No.	Description
1(a)	Form of Underwriting Agreement with respect to the first mortgage bonds.
1(b)	Form of Underwriting Agreement with respect to the senior unsecured debt securities.
4(a)(1)*

Supplemental and Restated Trust Indenture, dated May 1, 1988, between Northern States Power Company and Harris Trust and Savings Bank, as Trustee (Exhibit 4.02 to Xcel Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 1988, File No. 001-3034).

4(a)(2)*

Supplemental Indentures between Northern States Power Company and Harris Trust and Savings Bank, as Trustee, or BNY Midwest Trust Company, as Successor Trustee, supplemental to Exhibit 4(a)(1), dated as follows:

July 1, 1989 (Exhibit 4.01 to Xcel Energy Inc.’s Current Report on Form 8-K, dated July 7, 1989, File No. 001-3034).
June 1, 1990 (Exhibit 4.01 to Xcel Energy Inc.’s Current Report on Form 8-K, dated June 1, 1990, File No. 001-3034).
October 1, 1992 (Exhibit 4.01 to Xcel Energy Inc.’s Current Report on Form 8-K, dated October 13, 1992, File No. 001-3034).
April 1, 1993 (Exhibit 4.01 to Xcel Energy Inc.’s Current Report on Form 8-K, dated March 30, 1993, File No. 001-3034).
December 1, 1993 (Exhibit 4.01 to Xcel Energy Inc.’s Current Report on Form 8-K, dated December 7, 1993, File No. 001-3034).
February 1, 1994 (Exhibit 4.01 to Xcel Energy Inc.’s Current Report on Form 8-K, dated February 10, 1994, File No. 001-3034).

Exhibit No.	Description
October 1, 1994 (Exhibit 4.01 to Xcel Energy Inc.’s Current Report on Form 8-K, dated October 5, 1994, File No. 1-3034).
June 1, 1995 (Exhibit 4.01 to Xcel Energy Inc.’s Current Report on Form 8-K, dated June 28, 1995, File No. 001-3034).
April 1, 1997 (Exhibit 4.47 to Xcel Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 1997, File No. 001-3034).
March 1, 1998 (Exhibit 4.01 to Xcel Energy Inc.’s Current Report on Form 8-K, dated March 11, 1998, File No. 001-3034).
May 1, 1999 (Exhibit 4.49 to Northern States Power Company’s Form 10-12G, dated October 5, 2000, File No. 000-31709).
June 1, 2000 (Exhibit 4.50 to Northern States Power Company’s Form 10-12G, dated October 5, 2000, File No. 000-31709).
August 1, 2000 (Assignment and Assumption of Trust Indenture) (Exhibit 4.51 to Northern States Power Company’s Form 10-12G, dated October 5, 2000, File No. 000-31709).
June 1, 2002 (Exhibit 4.05 to Northern States Power Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, File No. 000-31387).
July 1, 2002 (Exhibit 4.06 to Northern States Power Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, File No. 000-31387).
August 1, 2002 (Exhibit 4.01 to Northern States Power Company’s Current Report on Form 8-K, dated August 22, 2002, File No. 000-31387).
May 1, 2003 (Exhibit 4.73 to Xcel Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 001-03034).
August 1, 2003 (Exhibit 4.01 to Northern States Power Company’s Current Report on Form 8-K, dated August 6, 2003, File No. 001-31387).
July 1, 2005 (Exhibit 4.01 to Northern States Power Company’s Current Report on Form 8-K, dated July 14, 2005, File No. 001-31387).
May 1, 2006 (Exhibit 4.01 to Northern States Power Company’s Current Report on Form 8-K, dated May 18, 2006, File No. 001-31387).
June 1, 2007 (Exhibit 4.01 to Northern States Power Company’s Current Report on Form 8-K, dated June 19, 2007, File No. 001-31387).
4(a)(3)	Form of Supplemental Indenture establishing a series of first mortgage bonds under the Trust Indenture referenced in Exhibit 4(a)(1) above, as supplemented.
4(a)(4)	Form of First Mortgage Bonds (included in the Form of Supplemental Indenture referenced in Exhibit 4(a)(4) above).
4(b)(1)*

Trust Indenture, dated July 1, 1999, between Northern States Power Company and Norwest Bank Minnesota, National Association, as Trustee (Exhibit 4.01 to Xcel Energy Inc.’s Current Report on Form 8-K, dated July 21, 1999, File No. 001-03034).

4(b)(2)*

Supplemental Trust Indenture dated July 15, 1999, between Northern States Power Company and Norwest Bank Minnesota, National Association, as Trustee (Exhibit 4.02 to Xcel Energy Inc.’s Current Report on Form 8-K, dated July 21, 1999, File No. 001-03034).

4(b)(3)*

Supplemental Trust Indenture dated August 18, 2000, among Xcel Energy Inc., Northern States Power Company and Wells Fargo Bank, N.A. (as successor by merger to Wells Fargo Bank, Minnesota, National Association), as Trustee (Exhibit 4.63 to Northern States Power Company’s Form 10-12G, dated October 5, 2000, File No. 000-31709).

4(b)(4)*

Supplemental Trust Indenture dated July 1, 2002, between Northern States Power Company and Wells Fargo Bank, N.A. (as successor by merger to Wells Fargo Bank, Minnesota, National Association), as Trustee (Exhibit 4.01 to Northern States Power Company’s Current Report on Form 8-K, dated July 8, 2002, File No. 000-31709).

4(b)(5)	Form of Supplemental Indenture establishing a series of senior unsecured debt securities under the Trust Indenture referenced in Exhibit 4(b)(1) above, as supplemented.
4(b)(6)	Form of Senior Unsecured Debt Securities (included in the Form of Supplemental Indenture in Exhibit 4(b)(5) above).
5	Opinion of Michael C. Connelly regarding the validity of certain securities.
12	Statement Regarding Computation of Ratio of Consolidated Earnings to Consolidated Fixed Charges.
23(a)	Consent of Michael C. Connelly (included in Exhibit 5).

Exhibit No.	Description
23(b)	Consent of Deloitte & Touche LLP.
24	Power of Attorney.
25(a)

Form T-1 Statement of Eligibility of The Bank of New York Trust Company, N.A., as successor Trustee under the Trust Indenture relating to first mortgage bonds referenced in Exhibit 4(a)(1) above, as supplemented.

25(b)	Form T-1 Statement of Eligibility of Wells Fargo Bank, N.A., as Trustee under the Trust Indenture relating to debt securities referenced in Exhibit 4(b)(1) above, as supplemented.

*       Previously filed as indicated and incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)             If the registrant is relying on Rule 430B:

(A)      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the December 7, 2007.

NORTHERN STATES POWER COMPANY

By:	/s/ Benjamin G.S. Fowke III
Benjamin G.S. Fowke III
Vice President and Chief Financial
Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman and Director	December 7, 2007
Richard C. Kelly

/s/ Benjamin G.S. Fowke III	Vice President, Chief Financial Officer	December 7, 2007
Benjamin G.S. Fowke III	and Director (Principal Financial Officer)

*	Executive Vice President, Acting	December 7, 2007
David M. Sparby	President and Chief Executive Officer (Principal Executive Officer)

*	Vice President and Director	December 7, 2007
Paul J. Bonavia

*	Vice President and Controller	December 7, 2007
Teresa S. Madden	(Principal Accounting Officer)

* By:	/s/ Benjamin G.S. Fowke III
Benjamin G.S. Fowke III (Attorney-in-Fact) December 7, 2007

EXHIBIT INDEX

Exhibit No.	Description
1(a)	Form of Underwriting Agreement with respect to the first mortgage bonds.
1(b)	Form of Underwriting Agreement with respect to the senior unsecured debt securities.
4(a)(1)*

Supplemental and Restated Trust Indenture, dated May 1, 1988, between Northern States Power Company and Harris Trust and Savings Bank, as Trustee (Exhibit 4.02 to Xcel Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 1988, File No. 001-3034).

4(a)(2)*

Supplemental Indentures between Northern States Power Company and Harris Trust and Savings Bank, as Trustee, or BNY Midwest Trust Company, as Successor Trustee, supplemental to Exhibit 4(a)(1), dated as follows:

July 1, 1989 (Exhibit 4.01 to Xcel Energy Inc.’s Current Report on Form 8-K, dated July 7, 1989, File No. 001-3034).
June 1, 1990 (Exhibit 4.01 to Xcel Energy Inc.’s Current Report on Form 8-K, dated June 1, 1990, File No. 001-3034).
October 1, 1992 (Exhibit 4.01 to Xcel Energy Inc.’s Current Report on Form 8-K, dated October 13, 1992, File No. 001-3034).
April 1, 1993 (Exhibit 4.01 to Xcel Energy Inc.’s Current Report on Form 8-K, dated March 30, 1993, File No. 001-3034).
December 1, 1993 (Exhibit 4.01 to Xcel Energy Inc.’s Current Report on Form 8-K, dated December 7, 1993, File No. 001-3034).
February 1, 1994 (Exhibit 4.01 to Xcel Energy Inc.’s Current Report on Form 8-K, dated February 10, 1994, File No. 001-3034).
October 1, 1994 (Exhibit 4.01 to Xcel Energy Inc.’s Current Report on Form 8-K, dated October 5, 1994, File No. 1-3034).
June 1, 1995 (Exhibit 4.01 to Xcel Energy Inc.’s Current Report on Form 8-K, dated June 28, 1995, File No. 001-3034).
April 1, 1997 (Exhibit 4.47 to Xcel Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 1997, File No. 001-3034).
March 1, 1998 (Exhibit 4.01 to Xcel Energy Inc.’s Current Report on Form 8-K, dated March 11, 1998, File No. 001-3034).
May 1, 1999 (Exhibit 4.49 to Northern States Power Company’s Form 10-12G, dated October 5, 2000, File No. 000-31709).
June 1, 2000 (Exhibit 4.50 to Northern States Power Company’s Form 10-12G, dated October 5, 2000, File No. 000-31709).
August 1, 2000 (Assignment and Assumption of Trust Indenture) (Exhibit 4.51 to Northern States Power Company’s Form 10-12G, dated October 5, 2000, File No. 000-31709).
June 1, 2002 (Exhibit 4.05 to Northern States Power Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, File No. 000-31387).
July 1, 2002 (Exhibit 4.06 to Northern States Power Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, File No. 000-31387).
August 1, 2002 (Exhibit 4.01 to Northern States Power Company’s Current Report on Form 8-K, dated August 22, 2002, File No. 000-31387).
May 1, 2003 (Exhibit 4.73 to Xcel Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 001-03034).
August 1, 2003 (Exhibit 4.01 to Northern States Power Company’s Current Report on Form 8-K, dated August 6, 2003, File No. 001-31387).
July 1, 2005 (Exhibit 4.01 to Northern States Power Company’s Current Report on Form 8-K, dated July 14, 2005, File No. 001-31387).
May 1, 2006 (Exhibit 4.01 to Northern States Power Company’s Current Report on Form 8-K, dated May 18, 2006, File No. 001-31387).
June 1, 2007 (Exhibit 4.01 to Northern States Power Company’s Current Report on Form 8-K, dated June 19, 2007, File No. 001-31387).
4(a)(3)	Form of Supplemental Indenture establishing a series of first mortgage bonds under the Trust Indenture referenced in Exhibit 4(a)(1) above, as supplemented.

Exhibit No.	Description
4(a)(4)	Form of First Mortgage Bonds (included in the Form of Supplemental Indenture referenced in Exhibit 4(a)(4) above).
4(b)(1)*

Trust Indenture, dated July 1, 1999, between Northern States Power Company and Norwest Bank Minnesota, National Association, as Trustee (Exhibit 4.01 to Xcel Energy Inc.’s Current Report on Form 8-K, dated July 21, 1999, File No. 001-03034).

4(b)(2)*

Supplemental Trust Indenture dated July 15, 1999, between Northern States Power Company and Norwest Bank Minnesota, National Association, as Trustee (Exhibit 4.02 to Xcel Energy Inc.’s Current Report on Form 8-K, dated July 21, 1999, File No. 001-03034).

4(b)(3)*

Supplemental Trust Indenture dated August 18, 2000, among Xcel Energy Inc., Northern States Power Company and Wells Fargo Bank, N.A. (as successor by merger to Wells Fargo Bank, Minnesota, National Association), as Trustee (Exhibit 4.63 to Northern States Power Company’s Form 10-12G, dated October 5, 2000, File No. 000-31709).

4(b)(4)*

Supplemental Trust Indenture dated July 1, 2002, between Northern States Power Company and Wells Fargo Bank, N.A. (as successor by merger to Wells Fargo Bank, Minnesota, National Association), as Trustee (Exhibit 4.01 to Northern States Power Company’s Current Report on Form 8-K, dated July 8, 2002, File No. 000-31709).

4(b)(5)	Form of Supplemental Indenture establishing a series of senior unsecured debt securities under the Trust Indenture referenced in Exhibit 4(b)(1) above, as supplemented.
4(b)(6)	Form of Senior Unsecured Debt Securities (included in the Form of Supplemental Indenture in Exhibit 4(b)(5) above).
5	Opinion of Michael C. Connelly regarding the validity of certain securities.
12	Statement Regarding Computation of Ratio of Consolidated Earnings to Consolidated Fixed Charges.
23(a)	Consent of Michael C. Connelly (included in Exhibit 5).
23(b)	Consent of Deloitte & Touche LLP.
24	Power of Attorney.
25(a)

Form T-1 Statement of Eligibility of The Bank of New York Trust Company, N.A., as successor Trustee under the Trust Indenture relating to first mortgage bonds referenced in Exhibit 4(a)(1) above, as supplemented.

25(b)	Form T-1 Statement of Eligibility of Wells Fargo Bank, N.A., as Trustee under the Trust Indenture relating to debt securities referenced in Exhibit 4(b)(1) above, as supplemented.

*       Previously filed as indicated and incorporated herein by reference.